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                                                                      EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
(In Thousands, Except Per Share Data)

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                                                                                                            Per Share
Year Ended December 31,                                                             Net Income    Shares     Amount
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
1998
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations........................................           $287,711       94,836     $3.03
Loss from discontinued energy marketing services operations..............            (17,238)                  (.18)
Loss from disposal of energy marketing services operations...............            (31,707)                  (.33)
                                                                                    --------       ------     -----
NET INCOME...............................................................           $238,766       94,836     $2.52
                                                                                    ========       ======     =====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations........................................           $287,711       94,836
Effect of dilutive securities:
  Exercise of stock options..............................................                             511
  Vesting of performance shares..........................................                             374
  Conversion of 7-1/4% Convertible Subordinated Debentures...............              1,578          614
                                                                                    --------       ------
Income from continuing operations, as adjusted...........................            289,289       96,335     $3.00
Loss from discontinued energy marketing services operations .............            (17,238)                  (.18)
Loss from disposal of energy marketing services operations...............            (31,707)                  (.33)
                                                                                    --------       ------     -----
NET INCOME, AS ADJUSTED..................................................           $240,344       96,335     $2.49
                                                                                    ========       ======     =====

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                                                                                                            Per Share
Year Ended December 31,                                                             Net Income     Shares    Amount
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1997
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations........................................           $318,908       94,868     $3.36
Loss from discontinued energy marketing services operations..............            (14,528)                  (.15)
                                                                                    --------       ------     -----
NET INCOME...............................................................           $304,380       94,868     $3.21
                                                                                    ========       ======     =====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations........................................           $318,908       94,868
Effect of dilutive securities:
  Exercise of stock options..............................................                             674
  Vesting of performance shares..........................................                             359
  Conversion of 7-1/4% Convertible Subordinated Debentures...............             12,128        4,559
                                                                                    --------      -------
Income from continuing operations, as adjusted...........................            331,036      100,460     $3.30
Loss from discontinued energy marketing services operations .............            (14,528)                  (.15)
                                                                                    --------      -------     -----
NET INCOME, AS ADJUSTED..................................................           $316,508      100,460     $3.15
                                                                                    ========      =======     =====

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                                                                                                            Per Share
Year Ended December 31,                                                             Net Income     Shares    Amount
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1996
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations........................................           $309,382       94,076     $3.29
Loss from discontinued energy marketing services operations..............            (11,109)                  (.12)
                                                                                    --------       ------     -----
NET INCOME...............................................................           $298,273       94,076     $3.17
                                                                                    ========       ======     =====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations........................................           $309,382       94,076
Effect of dilutive securities:
  Exercise of stock options..............................................                             482
  Vesting of performance shares..........................................                              98
  Conversion of 7-1/4% Convertible Subordinated Debentures...............             11,823        4,559
                                                                                    --------       ------
Income from continuing operations, as adjusted...........................            321,205       99,215     $3.24
Loss from discontinued energy marketing services operations .............            (11,109)                  (.11)
                                                                                    --------       ------     -----
NET INCOME, AS ADJUSTED..................................................           $310,096       99,215     $3.13
                                                                                    ========       ======     =====

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